UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 31, 2013

BioCryst Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-23186	62-1413174
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4505 Emperor Blvd., Suite 200

Durham, North Carolina 27703

(Address of Principal Executive Offices)

(919) 859-1302

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders (the “Annual Meeting”) of BioCryst Pharmaceuticals, Inc. (the “Company”), was held on May 31, 2013 for the purpose of: (i) electing two directors to serve for a term of three years and until a successor is duly elected and qualified; (ii) ratifying the selection of Ernst & Young LLP as the Company’s independent registered public accountants for 2013; and (iii) transacting such other business properly brought before the meeting.

The nominees for director were elected by the following votes:

	FOR	WITHHELD
Kenneth B. Lee, Jr.	21,058,895	419,157

Charles A. Sanders, M.D.	20,470,248	1,007,804

In addition, there were 24,402,823 broker non-votes for each director.

The proposed ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accountants for 2013 was approved by the following votes:

FOR	45,381,482

AGAINST	435,286

ABSTAIN	64,107

There was no other business voted upon at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 4, 2013	BioCryst Pharmaceuticals, Inc.

	By:	/s/ Alane Barnes
Alane Barnes General Counsel, Corporate Secretary